SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


   Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange
                                  Act of 1934

        Date of Report (Date of earliest event reported): March 31, 1998

                               EA Industries Inc.
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             (Exact name of registrant as specified in its charter)

                                   New Jersey
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                 (State or other jurisdiction of incorporation)


         1-4680                                           21-0606484
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(Commission File Number)                       (IRS Employer Identification No.)


         185 Monmouth Parkway, West Long Branch, New Jersey 07764-9989
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          (Address of principal executive offices, including zip code)


                                 (732) 220-1100
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                        (Registrant's telephone number)

                                      N/A
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         Former name or former address, if changed since last report.)

Item 5. Other Events.

     Special Meeting of Shareholders

The Company had scheduled a special meeting of its shareholders for March
31, 1998. The Company has decided to allow shareholders additional time to attend the meeting and/or to vote via proxy. Approximately 37% of the shares eligible to vote have voted at the present time and a vote of over 50% of the shares eligible to vote is required for a quorum. As a result, the Company will adjourn the shareholders meeting to 10:00 a.m. on Monday April 14, 1998 at the offices of the Company, 185 Monmouth Parkway, West Long Branch, NJ 07764. In the interim, the Company will review the materials previously provided to shareholders, and if it concludes that additional materials or changes are necessary it will circulate additional materials.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                         EA Industries, Inc.
                                         Registrant

                                         By: /s/ Howard P. Kamins
                                            ------------------------------
                                            Howard P. Kamins
Date: March 31, 1998                        Vice President and General Counsel



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